NSAR ITEM 77O
                                      1999
                               VK High Yield Fund
                               10f-3 Transactions
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

Underwriting #    Underwriting     Purchased From   Amount of shares   % of Underwriting  Date of Purchase
                                                       Purchased
       1         Chicago O'Hare      JP Morgan         4,000,000             2.47%            02/04/99
       2        Orange Cty Health    Lehman            8,000,000             7.31%            08/30/99
